SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND
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John Hancock Tax-Advantaged Dividend Income Fund (HTD) Shareholder Meeting March 31, 2008

Table of Contents Philosophy for Managing Discounts Board Quality Tax-Advantaged Dividend Income Fund (HTD) Investment objective Actions taken by Board Discount trends Review of Proxy Proposals Western Investment LLC Summary

Board of Trustees' Discount Review Philosophy Review all closed-end fund discounts on a daily basis (Adviser performs) Funds on watch-list: Persistently trading at a double-digit discount Discount is consistently greater than peer group average Other industry trends and/or fund specific trends are causing concern Continue to review options to improve shareholder value: Enhanced distribution policy Investment policy change options Share repurchase programs Mergers Since 2002, UBS has advised the Board and Management on strategic alternatives to narrow fund discounts

Closed-end Fund Scorecard

Fund Name (Ticker)	Yield				Premium/Discount				UBS Peer Group	Notes
	Fund Yield @ Mkt	Peer Yield @ Mkt	Fund Yield @ NAV	Peer Yield @ NAV	Peer Feb 29 2008	Fund Feb 29 2008	Fund Feb 28 2007	12-mo. Fund Avg*		
Bank & Thrift (BTO)	11.71	11.29	10.86	11.15	-0.75	-7.22	-6.03	**-8.33**	Financial Equity Dividend	Managed distribution in place (only 2 funds in peer group)
Income Sec (JHS)	7.02	7.23	6.59	6.69	-7.68	-6.17	-6.58	**-7.46**	Leveraged Invest Grade	Leverage added in 2003
Investors Trust (JHI)	7.30	7.23	6.83	6.69	-7.68	-6.40	-7.01	**-7.58**	Leveraged Invest Grade	Leverage added in 2003
Patriot Prem Div II (PDT)	5.96	8.98	5.12	8.69	-4.14	-14.04	-10.43	**-14.05**	Preferred	Share repurchase, portfolio restructure
Preferred Income (HPI)	8.96	8.98	8.70	8.69	-4.14	-2.90	0.61	**-1.56**	Preferred	
Pref Income II (HPF)	9.08	8.98	8.70	8.69	-4.14	-4.16	1.02	**-1.74**	Preferred	
Pref Income III (HPS)	8.11	8.98	7.79	8.69	-4.14	-3.98	-3.92	**-6.05**	Preferred	
Tax-Adv Div Inc (HTD)	8.92	8.32	8.39	7.61	-9.15	-5.93	-11.97	**-12.18**	Tax-Adv Divrsfd Equity	Level distribution and share repurchase in place
T-A Global SH Yield (HTY)	11.53	10.58	10.40	10.42	-4.02	-9.82	N/A	**-3.87**	Divrsfd Equity	Recently launched on 9/26/07

4

Source: Bloomberg & Morningstar as of 02/29/08 (*Average, High and Low from 02/28/07 to 02/29/08)

Quality Board of Trustees Six Independent Trustees James F. Carlin - Chairman William H. Cunningham Charles L. Ladner John A. Moore Patti McGill Peterson Steven R. Pruchansky One Interested Trustee James R. Boyle - Executive Vice President, Manulife Financial Corporation Highly accomplished, experienced and independent Board Board and shareholders control Trustee selection process One of the first Boards to elect an independent chair History of acting independently of the Adviser, on behalf of the shareholders Transfer of sub-advisory contracts from affiliated to unaffiliated sub-advisers

Summary of Past Actions Taken by Board Bank & Thrift Opportunity (BTO): Conducted a share repurchase program in 1996 Implemented a Managed Distribution Plan in May 2003 Distributing 10% successfully for over four years Income Securities Trust (JHS) and Investors Trust (JHI): Added leverage to both portfolios in 2003 Patriot Fund Mergers: Merged all Patriot Funds into PDT to gain fund efficiencies Final merger was in Oct-07 Patriot Premium Dividend II (PDT): Approved share repurchase program in December 2007 Restructuring portfolio to help increase yield

Comon Stocks Preferererd Securities Other East 0.2628 0.6856 0.0516 Other* 5.16% Preferred Securities 26.28% Common Stocks 68.56% Tax-Advantaged Dividend Income Fund (HTD) Launched February 27, 2004 Investment Objective: Seeks a high level of after-tax total return from dividend income and capital appreciation Seeks Qualified Dividend Income (QDI) treatment on distributions, majority taxed at a maximum rate of 15% Total Assets (as of 2/29/08): $1,124,300,000 Preferred securities' average credit quality is investment grade (Baa2/BBB) *Other includes depository receipts, short-term and foreign stock A BBB 11.65% BB 4.47% HTD Asset Mix Utilities Financial Energy Telecom Other 0.5327 0.2956 0.1033 0.0416 0.0268 Top Sectors

Actions Taken by Board on HTD Filed for 19b Exemptive Relief to distribute long-term gains more than twice per year SEC moratorium on filing for exemptive relief was put in place shortly after the launch of the Fund Board approved filing on December 5, 2006 Only 4 days after moratorium was lifted Filed for exemptive relief in January 2007 Believed to be one of the first to file Approved increased level distribution plan in December 2007 Monthly distribution increased 29% from $0.0967 to $0.1250 Distribution rate was 8.92% based on the Fund's 2/29/08 market value An 8% distribution taxed at 15% is comparable to a 10% distribution taxed at the maximum Federal rate of 35% When 19b relief is granted, the Board may further increase the Fund's distribution rate An attractive distribution rate has proven to be the most influential variable on discounts Approved share repurchase program in December 2007 Up to 10% of outstanding shares over one year Aggressively buying back shares up to the limits of rule 10b-18 Provides an added measure of liquidity and is accretive to the Fund's NAV Board approved 2 strategy changes for shareholder consideration

HTD Weekly Discount Trends 10/5/2007 10/12/2007 10/19/2007 10/26/2007 11/2/2007 11/9/2007 11/16/2007 11/23/2007 11/30/2007 12/7/2007 12/14/2007 12/21/2007 12/28/2007 1/4/2008 1/11/2008 1/18/2008 1/25/2008 2/1/2008 2/8/2008 2/15/2008 2/22/2008 2/29/2008 -14.04 -13.67 -13.3 -13.28 -12.5 -13.46 -13.38 -13.33 -13.63 -12.15 -11.5 -12.7 -11.64 -9.83 -9.98 -9.44 -6.63 -9.25 -6.99 -8.63 -8.39 -5.93 (12.83) (5.93) Discount contraction of 690 bps since announcement on 12/4/07 Jan-07 Filed for Closed-end Managed Distribution Order Aggressively buying back shares within rule 10b-18 Board actions have had a meaningful impact on the Fund's discount (9.04) (10.45)

UBS Peer Group - Tax-advantaged funds excluding funds with covered calls; Data as of 2/29/08 Third highest distribution yield among its peer group of tax-advantaged diversified equity funds Second lowest discount among peers (as of 2/29/08) Fund's expense ratio of 1.00% is 20 bps lower than peer group average Peer beating market returns over the 1- and 3-year periods Tax-Advantaged Peer Group

Review of Proxy Proposals To re-elect Mr. Carlin and Mr. Cunningham as Trustees to serve until their respective successors are duly elected and qualified To eliminate the fund's policy of investing at least 25% of its net assets in securities issued by financial services corporations To modify the fund's utilities sector concentration policy to permit investments in foreign utilities corporations Propose Fund utilities sector concentration policy be revised to remove the reference to "U.S." Board previously approved an increase in the Fund's ability to invest in foreign securities

James F. Carlin Chairman since December 2007 Trustee since the fund's inception in 2004 Mr. Carlin has extensive experience in the industry: Oversees 9 closed-end funds in the John Hancock family of funds Oversees 46 mutual funds in the John Hancock family of funds Current employment and other directorships: Director and Treasurer of Alpha Analytical Laboratories Part Owner and Treasurer of Lawrence Carlin Insurance Agency, Inc. Chairman and CEO of Carlin Consolidated, Inc. Former employment and other directorships: Former Part Owner and Vice President of Mone Lawrence Carlin Insurance Agency Former Trustee of Massachusetts Health and Education Tax Exempt Trust

William H. Cunningham Trustee since the fund's inception in 2004 Mr. Cunningham has extensive experience in the industry: Oversees 9 closed-end funds in the John Hancock family of fund Oversees 46 mutual funds in the John Hancock family of funds Principal employment and other directorships: Professor, former Chancellor and President of University of Texas, Austin, Texas Director of the following: Hicks Acquisition Company 1, Inc.; Symtx, Inc. (private company); Lincoln National Corporation; Southwest Airlines; Introgen; Advisory Director, JP Morgan Chase Bank; and Hayes Lemmerz International, Inc. Former employment and other directorships: Former Chairman and CEO of IBT Technologies Former director of the following: STC Broadcasting, Inc. and Sunrise Television Corp.; Adorno/Rogers Technology, Inc.; Hire.com; Pinnacle Foods Corporation; rateGenius; Jefferson-Pilot Corporation; New Century Equity Holdings; eCertain; ClassMap.com; Agile Ventures; AskRed.com; Viasystems Group, Inc.; Advisory Director, Interactive Bridge, Inc.; Advisory Director, Q Investments; LIN Television; and WilTel Communications

Western Investment LLC Western Investment LLC is a hedge fund run by Arthur Lipson, with a history of activism against closed-end funds Although they have been a shareholder of the fund since 2004, they are not a "buy and hold" long-term investor Of the 1,971,145 shares that Western reports owning as of the record date 1,970,900 shares were purchased since October 17, 2007 Western has completed 182 trades in Fund shares in its margin accounts, 110 buys and 72 sells, just since January 2006 Less than 60 days from now, Western will realize a significant gain or loss on a derivative position in the Fund Western has nominated two individuals for election to HTD's Board Arthur Lipson and Robert Wood Initially Mr. Lipson was uncertain on nomination for second Board seat Mr. Lipson indicated his intention to nominate Mr. Wood then discussed with management changing his nomination to Robert Ferguson, only to then change again and file his proxy with Mr. Wood Neither Mr. Lipson or Professor Wood reports personal ownership of any shares of HTD

Western's Proposals Were Considered The Board and Management carefully considered Western's proposal Management met with Mr. Lipson and Mr. Ferguson on January 7, 2008 Western communicated interest in a tender offer of 25-30% of HTD shares at 95% of NAV Expressed willingness to drop nominations Board considered Western's tender proposal at the January 25, 2008 meeting and determined it was not in the best interest of the long-term shareholders No evidence that one-time larger tender offers are effective over the long-term Jeopardizes the fund's current high tax-advantaged distribution rate Results in a slight increase in fund expenses (see appendix) Recent Western filings indicate an interest in enhanced distributions and share repurchases Current distribution rate is maximized based on fund earnings and distributable gains Repurchase program in place and active

Review of One-Time Tender Offers

Summary Highly qualified and experienced Board nominees History of stewardship for long-term shareholders Board actions clearly reflect: Unwavering pursuit of the fund's investment objective The tax-advantaged income needs of long-term shareholders A focus on prudently, and permanently, narrowing the fund's discount

Appendix

Appendix Data Tender Offer Expense Analysis As of 12/31/07